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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)  May 19, 1999
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                              AXONYX INC.
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           (Exact name of registrant as specified in its charter)

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          NEVADA                                  86-0883978
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

    (State or other jurisdiction       (Commission           (IRS Employer
         of incorporation)             File Number)        Identification No.)

     750 LEXINGTON AVE., SUITE 1400, NEW YORK, NEW YORK            10022
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     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code          (212) 688-4770
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       (Former name or former address, if changed since last report.)

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Item 5.        OTHER EVENTS.

     On May 19, 1999 Axonyx Inc. ("Axonyx" or "the Company") signed a Development Agreement and Right to License (the "Agreement") between itself and Applied Research Systems ARS Holding N.V., a wholly owned subsidiary of Ares Serono International, S.A. ("Ares Serono"). Under the Agreement, the Company granted an exclusive right to license its patent rights and know-how regarding the Amyloid Inhibiting Peptides and the Prion Inhibiting Peptides to Ares Serono. Ares Serono paid Axonyx a fee for the right to license in the amount of $250,000. The right to license has a one year term, renewable for an additional one year period upon payment of a fee of $500,000. In addition, Ares Serono undertakes to conduct research on the Amyloid Inhibiting Peptide technology during the term of the Agreement. Any patent rights or know-how developed by Ares Serono arising out of the conduct of the research shall revert to Axonyx if Ares Serono elects not to exercise the right to license. The parties agreed to basic license terms that will become applicable should Ares Serono choose to exercise its right to license.

     The foregoing summary of the Development Agreement and Right to License is qualified in its entirety by reference to the Development Agreement and Right to License.

Item 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

     (c) Development Agreement and Right to License dated as of May 19, 1999, by and among Axonyx Inc. and Applied Research Systems ARS Holding N.V.

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AXONYX INC.



                                   By:  /s/  Marvin S. Hausman, M.D.
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                                        Marvin S. Hausman, M.D.
                                        President & Chief Executive Officer

DATED:  May 27, 1999